Exhibit 5.1

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September 28, 2009
Atlas America, Inc.
1550 Coraopolis Heights Road
Moon Township, PA 15198
Re:	Atlas America, Inc. — Registration Statement on Form S-8 Relating to the Atlas America, Inc. Investment Savings Plan
Ladies and Gentlemen:
     We have acted as counsel to Atlas America, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) for filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued under the Atlas America, Inc. Investment Savings Plan, restated effective as of October 1, 2008 (the “Plan”).
     In connection with the opinion set forth in this letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.
     Based upon the foregoing, we are of the opinion that the Shares to be originally issued by the Company under the Plan, when issued in accordance with the terms and conditions of the Plan will be legally issued, fully paid and non-assessable.

Duane Morris llp

30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Atlas America, Inc.
September 28, 2009

     The opinion set forth above is limited to the laws of the State of Delaware.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ DUANE MORRIS LLP